UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF l934

Ekso Bionics Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	99-0367049
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1414 Harbour Way South, Suite 1201 Richmond, California	94804
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

Title of each class to be so registered	Name of each exchange on which each class is to be registered
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☒

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.001 per share, of Ekso Bionics Holdings, Inc. (“Registrant”) set forth under the caption “Description of Securities” in Registrant’s Registration Statement on Form S-1 (as amended, the “Registration Statement”) initially filed with the Securities and Exchange Commission (the “SEC”) on May 7, 2014 and declared effective on June 20, 2014 (File Number 333-195783) is incorporated herein by reference. Any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that includes such description of the common stock shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

The following Exhibits are incorporated herein by reference pursuant to Rule 12b-32 of the Securities Exchange Act of 1934, as amended:

Exhibit
Number	Description

3.1	Articles of Incorporation of the Registrant (incorporated by reference from identically numbered exhibit filed with the Registrant’s Registration Statement on Form S-1 filed with the SEC on May 8, 2012)

3.2	Certificate of Amendment of Articles of Incorporation of the Registrant (incorporated by reference from identically numbered exhibit filed with the Registrant’s Current Report on Form 8-K filed with the SEC on January 23, 2014)

3.3	Certificate of Merger of Ekso Bionics, Inc., with Ekso Acquisition Corp., filed January 15, 2014 (incorporated by reference from identically numbered exhibit filed with the Registrant’s Current Report on Form 8-K filed with the SEC on January 23, 2014)

3.4	By-Laws of the Registrant (incorporated by reference from identically numbered exhibit filed with the Registrant’s Current Report on Form 8-K filed with the SEC on January 23, 2014)

10.1	Form of Lock-Up Agreement between the Registrant and the officers, directors and shareholders party thereto (incorporated by reference from Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 23, 2014)

10.2	Form of Subscription Agreement between the Registrant and the investors party thereto (incorporated by reference from Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 23, 2014)

10.3	Form of Registration Rights Agreement (incorporated by reference from Exhibit 10.10 of the Registrant’s Current Report on Form 8-K filed with the SEC on January 23, 2014)

10.4	Ekso Bionics Holdings, Inc. 2014 Equity Incentive Plan (incorporated by reference from Exhibit 10.12 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 23, 2014)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ Nathan Harding
Name:	Nathan Harding
Title:	Chief Executive Officer

Dated: May 6, 2015